Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors and Media
Christopher Oltmann
(818) 264-4907

PennyMac Financial Services, Inc. Reports Preliminary Operating Results for the Quarter Ended June 30, 2015

Moorpark, CA July 27, 2015 – PennyMac Financial Services, Inc. (NYSE: PFSI) (the “Company”) today announced preliminary results of operations for the quarter ended June 30, 2015 to accommodate its participation in upcoming investor meetings. The Company plans to report its complete results in a news release to be issued after the market close on Wednesday, August 5th. The news release will be available online at www.ir.pennymacfinancial.com.

The following reflects the Company’s expectations for the quarter ended June 30, 2015:

•	Loan production volume of approximately $13 billion in unpaid principal balance (UPB), compared to $9 billion in UPB the prior quarter
•	Total net revenue in the range of $190 million to $203 million, compared to $140 million the prior quarter
•	Adjusted EBITDA in the range of $66 million to $76 million, compared to $80 million the prior quarter
•	Income before provision for income taxes in the range of $73 million to $78 million, compared to $53 million the prior quarter
•	Net income in the range of $64 to $69 million, compared to $47 million the prior quarter
•	Earnings per share in the range of $0.57 to $0.61, compared to $0.42 the prior quarter

The Company expects to report total consolidated cash and short-term investments of approximately $98 million, bank borrowings of approximately $1.7 billion, and a servicing portfolio of $136 billion in UPB at June 30, 2015. Bank borrowings include mortgage loans sold under agreements to repurchase, borrowings under a mortgage loan participation and sale agreement, and borrowings under a note payable.

The estimates set forth above are based solely on currently available information, which is subject to change and has not been reviewed by our independent auditors. We have not finalized our review of financial statements for the quarter ended June 30, 2015 and during the course of our review we may identify items that would require us to make adjustments to our preliminary operating results described above. As a result, the discussion above constitutes forward looking statements and, therefore, we caution you that these statements are subject to risks and uncertainties, including possible adjustments to our preliminary operating results and the risk factors highlighted in our public filings.

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This press release contains a non-GAAP financial measure which is being provided only as supplemental information. Investors should consider this non-GAAP financial measure only in conjunction with the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure is included in this press release.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income attributable to PFSI common stockholders plus net income attributable to noncontrolling interest, provision for income taxes, depreciation and amortization, decrease (increase) in fair value and provision for impairment of mortgage servicing rights carried at lower of amortized cost or fair value, increase (decrease) in fair value of excess servicing spread payable to PennyMac Mortgage Investment Trust, hedging losses (gains) associated with MSRs, and stock-based compensation expense to the extent that such items existed in the periods presented. Adjusted EBITDA is a metric frequently used in our industry to measure performance and management believes that it provides supplemental information that is useful to investors.

Adjusted EBITDA is an unaudited financial measure that is not calculated in accordance with GAAP and should not be considered as an alternative to net income, cash flow from operating activities or any other measure of financial performance or liquidity. Adjusted EBITDA excludes some, but not all, items that affect net income and this measure may vary among other companies. Therefore, Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

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Reconciliation of GAAP to Non-GAAP Preliminary Results of Operations

	Quarter Ended
($ in thousands)	June 30, 2015	March 31, 2015

Net income attributable to PFSI common stockholders	$12,500 – $13,000	9,028
Net income attributable to noncontrolling interest	51,500 – 55,500	38,096
Net income	$64,000 – $68,500	$47,124
Provision for income taxes	8,500 – 9,000	6,114
Income before provision for income taxes	$72,500 – $77,500	$53,238
Depreciation & amortization	500	394
Decrease (increase) in fair value and provision for impairment of mortgage servicing rights carried at lower of amortized cost or fair value	(45,500) – (43,000)	46,701
Increase (decrease) in fair value of excess servicing spread payable to PennyMac Mortgage Investment Trust	6,500 – 7,500	(7,536)
Hedging losses (gains) associated with MSRs	27,500 – 29,000	(17,121)
Stock-based compensation	4,500	3,948
Adjusted EBITDA	$66,000 - $76,000	$79,624

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About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.” Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent production business and purchased mortgage servicing rights; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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